EXHIBIT 23

The Board of Directors
Kaneb Services, Inc.:

We consent to incorporation by reference in registration statement nos. 333-60195, 333-14067, 333-08725, 333-08727, 333-14069, 333-14071, 333-22109 and
333-08723 on Forms S-8 of Kaneb Services, Inc. of our report dated February 25, 1999, relating to the consolidated balance sheet of Kaneb Services, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended, and all related schedules, which report is included on page F-1 of this Form 10-K.

KPMG LLP

Dallas, Texas
March 25, 1999


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-60195), (No. 333-14067), (No. 333-08725), (No.
333-08727),   (No.  333-14069),   (No.  333-14071),  (No.  333-22109)  and  (No.
333-08723) of Kaneb Services, Inc. of our report dated February 19, 1998 appearing on page F-2 of this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 25, 1999